EXHIBIT 99.1

Comtech Telecommunications Corp. Announces the Acquisition
of Verso Technologies’ Network Backhaul Assets and Product Lines

Melville, New York, July 21, 2008 – Comtech Telecommunications Corp. (NASDAQ: CMTL) announced today that its Tempe, Arizona-based subsidiary, Comtech EF Data Corp., acquired the network backhaul assets and the NetPerformer and AccessGate product lines of Verso Technologies for approximately $3.9 million.  The acquired assets and product lines cater to enterprises and mobile carriers, and will be merged with Comtech EF Data’s subsidiary, Memotec, Inc.

The NetPerformer products combine the functionality of a voice gateway and data routers, enabling enterprises to create digitally converged networks.  NetPerformer’s voice and data compression over a single wide area network enable users to bypass the PSTN on calls between locations, eliminating toll costs.

AccessGate is a family of radio access network (RAN) optimization systems that reduce operating costs and enable the rapid expansion and migration of mobile wireless networks.  AccessGate employs a unique, patented set of aggregation and bandwidth optimization techniques that enable operators to maximize network utilization, resulting in a significant reduction in recurring leased line, microwave and VSAT satellite backhaul expenses.

The acquisition includes a solid set of intellectual property rights and technology assets that will expand on Memotec’s current CX, CX-U and CX-UA product offerings for enterprise, satellite and terrestrial backhaul markets.

Fred Kornberg, President and Chief Executive Officer of Comtech Telecommunications Corp., commented, “The acquisition allows us to provide a broader range of solutions that reduce network operating expenses in two areas: voice and data routers serving governments and enterprises, such as ministry of foreign affairs, air traffic control and oil and gas companies, and mobile backhaul focused on terrestrial leased line and microwave-based radio access networks.”

Memotec, Inc., a subsidiary of Comtech EF Data, is an innovative supplier of optimization solutions for cellular backhaul networks. Its flagship product, the CX Series, enables enterprises, GSM, CDMA and 3G operators to dramatically reduce network operating expenses by cutting transmission costs and extending the service capabilities for evolving networks. Memotec’s solutions are proven globally with equipment deployed in over 1,000 operational cellular sites throughout Latin America, the Middle East, Africa and Asia. Please visit www.memotec.com for more information.

Comtech EF Data Corp. manufactures a broad spectrum of satellite communications products, including Satellite Modems, Bandwidth & Capacity Management, TCP/IP Performance Enhancement Proxies, Encapsulators, Receivers, Converters, Amplifiers, Transceivers and Terminals.  All products meet or exceed the standards published by worldwide and regional satellite networks. Please visit www.comtechefdata.com for more information.

Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable or ineffective. The Company conducts business through three complementary segments: telecommunications transmission, mobile data communications and RF microwave amplifiers. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a market leader in the market segments that it serves.

Certain information in this press release contains statements that are forward-looking in nature and involve certain significant risks and uncertainties. Actual results could differ materially from such forward-looking information. The Company's Securities and Exchange Commission filings identify many such risks and uncertainties. Any forward-looking information in this press release is qualified in its entirety by the risks and uncertainties described in such Securities and Exchange Commission filings.

Media Contacts:
Michael Porcelain, Senior Vice President and Chief Financial Officer
Jerome Kapelus, Senior Vice President, Strategy and Business Development

PCMTL
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